SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): January 31, 2001

Nortek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6112	05-0314991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island		02903-2360
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (401) 751-1600

Item 5. Other Events

Nortek, Inc. is filing herewith a press release issued January 31, 2001 by the Company as Exhibit 99 which is incorporated herein by reference. Such press release relates to Nortek, Inc.‘s termination of its previously announced plans to conduct an offering of senior subordinated notes due 2011.

Item 7. Financial Statements and Exhibits.
(c) Exhibits

99 Press release issued by Nortek, Inc. on January 31, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By: /s/Almon C. Hall
Name: Almon C. Hall
Title: Vice President and Controller
and Chief Accounting Officer
Date: January 31, 2001

EXHIBIT INDEX
Exhibit No.	Description of Exhibits Page

99	Press release issued by Nortek, Inc. on January 31, 2001.